UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Crawfords Corner Road, Suite 1405, Holmdel, NJ	07733
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNR	New York Stock Exchange
6.125% Series C Cumulative Redeemable Preferred Stock	MNR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Monmouth Real Estate Investment Corporation (“Monmouth” or the “Company”) has entered into a Term Loan Agreement, dated as of December 15, 2021 (the “Term Loan Agreement”), with Monmouth, as borrower, the guarantors from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent and Sole Lead Arranger and Sole Book Runner (“JPMorgan”). The Term Loan Agreement provides for a $175,000,000 unsecured delayed-draw term loan facility that, based on the Company’s current leverage, bears interest at a spread of 140 basis points over LIBOR.

The loans issued under the Term Loan Agreement will, at the Company’s election, either bear interest at (i) LIBOR plus 130 basis points to 200 basis points, depending on the Company’s leverage ratio, or (ii) Base Rate plus 30 basis points to 100 basis points, depending on the Company’s leverage ratio.

In addition, the Company incurs a commitment fee at a rate per annum equal to 0.20% of the unused portion of the total amount committed under the Term Loan Agreement, which fee will be payable quarterly based on outstanding borrowings and the unused portion of the total amount committed under the Term Loan Agreement during the applicable quarter.

The Term Loan Agreement contains customary negative covenants similar to the Company’s current Amended and Restated Credit Agreement, dated as of November 15, 2019 (the “A&R Credit Agreement”), including, but not limited to, restrictions on the incurrence of liens, the sale of assets and other fundamental corporate changes. Moreover, the Term Loan Agreement also requires the Company to satisfy various affirmative and financial covenants, including, without limitation, maintenance of REIT status, a maximum leverage ratio, a minimum debt service coverage ratio, an unsecured leverage ratio, and a minimum tangible net worth threshold. The Term Loan Agreement includes the same events of default and remedies upon an event of default as the A&R Credit Agreement, including acceleration of the amounts due under the Term Loan Agreement.

The obligations of the Company under the Term Loan Agreement are guaranteed by each direct and indirect wholly owned subsidiary of the Company that owns an Unencumbered Real Estate Asset (as defined in the Term Loan Agreement).

JPMorgan has, from time to time, performed, and may in the future perform, various financial advisory, investment banking and general financing services for the Company, for which JPMorgan has received, and will receive, customary fees and expenses.

The description of the Term Loan Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete Term Loan Agreement that is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1

Term Loan Agreement, dated as of December 15, 2021, among Monmouth Real Estate Investment Corporation, as borrower, the guarantors and lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, sole lead arranger and sole book runner.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/ Kevin S. Miller
KEVIN S. MILLER
Chief Financial and Accounting Officer

Date	December 17, 2021

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EXHIBIT INDEX

Exhibit No.	Description

10.1

Term Loan Agreement, dated as of December 15, 2021, among Monmouth Real Estate Investment Corporation, as borrower, the guarantors and lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, sole lead arranger and sole book runner.

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